UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2018

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 775-0515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical facts (including statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These include statements pertaining to the use of proceeds from the private placement, the subsequent closing of $2.0 million, the implementation and results of research, development, clinical trials and studies, commercialization plans, and other matters reflecting management’s expectations, beliefs, goals, or plans. Forward-looking statements involve risks and uncertainties, including risks inherent in the development and commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, and the other factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements. These factors are set forth, and forward-looking statements should be evaluated together with, OncoCyte’s annual, periodic and other reports and filings made with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors.” OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 3.02 below is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On March 28, 2018, OncoCyte Corporation (“OncoCyte”) entered into a Securities Purchase Agreement with two accredited investors (the “Agreement”). The Agreement provides for the private placement of 7,936,508 shares of OncoCyte’s common stock (the “Common Stock”) for $1.26 per share, for total gross proceeds of $10.0 million before deducting offering expenses (collectively, the “Private Placement”). Of this amount, OncoCyte has received $8.0 million in gross proceeds from the sale of 6,349,206 shares of Common Stock, and one of the investors irrevocably committed in the Agreement to pay an additional $2.0 million on or prior to April 30, 2018 for the purchase of an additional 1,587,302 shares of Common Stock. OncoCyte intends to use the net proceeds from the Private Placement for the continued development of its liquid biopsy diagnostic tests for the early detection of cancer, complementary acquisitions, working capital and other general corporate purposes.

The investors are existing security holders of OncoCyte, including Broadwood Partners, L.P., which beneficially owns more than 5% of our outstanding Common Stock.

In the Agreement, OncoCyte agreed to file with the SEC by May 29, 2018 a resale registration statement covering all shares of Common Stock sold to investors and to cause the resale registration statement to become effective by July 26, 2018.

OncoCyte sold the shares to investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state securities laws for transactions by an issuer not involving any public offering. All investors were accredited and no form of general solicitation or general advertising was used in connection with the Private Placement.

The foregoing description of the Agreement does not purport to be complete and are qualified in its entirety by the full text thereof, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On March 28, 2018, OncoCyte issued a press release announcing the Private Placement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by OncoCyte under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Form of Securities Purchase Agreement
99.1	Press release dated March 28, 2018 announcing the Private Placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: March 29, 2018	By:	/s/ William Annett
William Annett
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Securities Purchase Agreement
99.1	Press release dated March 28, 2018 announcing the Private Placement